OPTION AGREEMENT
                                ----------------

          AGREEMENT, dated as of June 12, 2001 by and between NUWAVE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and GERALD ZARIN (the "Optionee").

                               W I T N E S S E T H
                               -------------------

          WHEREAS, in consideration of the Optionee continuing in his position as President and Chief Executive Officer of the Company, the Company desires to provide the Optionee with an opportunity to acquire shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and thereby obtain a proprietary interest in the continued progress and success of the business of the Company, and the Optionee desires to so obtain such proprietary interest, subject to the terms and conditions herein.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Company and the Optionee hereby agree as follows:

          1. Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase an aggregate of 200,000 shares (the "Option Shares") of Common Stock at an exercise price of $.79 per share (the "Exercise Price"), and the Optionee hereby accepts the grant of the Option, subject to vesting as provided in Section 2 hereof, and subject to adjustment as provided in Section 6 hereof.


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          2. Vesting of Option.

               2.1 Vesting.

               (a) The Option shall vest to the extent of a minimum of 25,000 Option Shares for each vesting event ("Vesting Event") as described more fully below which occurs after the date hereof:

               (i) Upon receipt of a purchase order for sale of ASIC chips by July 30, 2001.


               (ii) Upon acceptance of each ASIC chip purchase order for a minimum quantity of 50,000 chips, accompanied by an irrevocable letter of credit (other than a purchase order covered by event (v) below). A purchase order which triggers vesting under Section 2.1(i) can also trigger vesting under this Section 2.1(ii). In the event a purchase order for less than 50,000 ASIC ships is accepted by the Company, the Compensation Committee shall have the right, in its sole discretion, to determine if such purchase order would qualify for vesting. Vesting under this Event is limited to 75,000 shares.

               (iii) Upon the Company recognizing the sale of a minimum of 500,000 ASIC chips, including any sales of ASIC chips counted toward the milestones set forth in Section 2.1(i) and 2.1(ii) above, by December 31, 2001.

               (iv) Upon the vesting of the Ekstract Option granted as of April 30, 2001, for at least 25,000 shares.

               (v) Upon the Component Purchase Agreement with Sheeway (Hong
     Kong) Ltd. earning exclusivity.


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               (vi) Upon the Company entering a strategic business affiliation, merger, acquisition, alliance, association or joint venture arrangement.

               (vii) Upon the Company raising an aggregate of minimum of $2 million in equity or debt financing by March 31, 2002 in a single transaction or series of related or unrelated transactions..

               (viii) Upon the Company recognizing the sale of a minimum of 20,000 of its retail products by December 31, 2001.

               (ix) Upon the Company recognizing the sale of a minimum of 60,000 of its retail products by December 31, 2001, including any sales of retail products counted toward the milestone set forth in Section 2.1(viii), above.

               (b) With respect to any Vesting Event, the Compensation Committee of the Company's Board of Directors may deem that the Vesting Event was of significant benefit to the Company to warrant the vesting of additional Option Shares, and the Compensation Committee may increase the number of Option Shares to be vesting by reason of such order or program.

               (c) The maximum number of Option Shares that may vest pursuant to this Section 2.1 is 200,000 shares, subject to Section 2.1(ii) and Section 6 herein.

               2.2 Notice of Order. Upon the occurrence of an event described in
Section 2.1 above, the Optionee shall notify the Compensation Committee of the Company's Board of Directors, specifying the category of event which may have caused some of the Option Shares to vest. After receipt of such notice, the Compensation Committee shall advise the Optionee whether such occurrence has been confirmed as a Vesting Event, and, if so, the number of Option Shares that became vested thereby.


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               2.3 Expiration. Any Option Shares which do not vest pursuant to
Section 2.1 hereof by June 12, 2004 (the "Cancellation Date") shall be forfeited. Forfeiture of unvested Option Shares shall not effect Option Shares which become vested prior to the aforementioned forfeiture. Notwithstanding the foregoing, any event pending as of the Cancellation Date that would give rise to vesting of a portion of Option Shares under Section 2.1 hereof which becomes a Vesting Event within three (3) months after the Cancellation Date shall vest to the extent of Section 2.1 hereof.

          3. Exercise of Option.

               3.1 Exercise. The Option may be exercised at any time, or from time to time, in whole or in part, for the Option Shares which have vested pursuant to Section 2 hereof, commencing upon the respective vesting date thereof and terminating at 5:00 p.m., Eastern Time, on June 12, 2006 (the "Expiration Date"), and may not be exercised thereafter.

               3.2 Method of Exercise. The Option will be exercisable by notice (the "Exercise Notice") and payment in accordance with the procedure prescribed herein. Each Exercise Notice shall state the election to exercise the Option and the number of Option Shares (the "Purchased Shares") in respect of which it is being exercised, the name, address and tax identification number of the persons to whom the Purchased Shares are to be issued and delivered, and if the Purchased Shares are not registered under the Securities Act of 1933, as amended (the "Securities Act"), contain a representation and agreement as to investment intent with respect to the Purchased Shares, and an acknowledgment as to restrictions on resale or transfer of such Purchased Shares by reason of the Securities Act. Accompanying the Exercise Notice shall be a certified check or a wire transfer payable to the order of the Company in the full amount of the purchase price for the Purchased Shares.


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               3.3 Stock Certificate. Upon receipt of the documents to be provided for in Section 3.2 hereof, the Company shall deliver to the Optionee or other person specified in the Exercise Notice certificates for the Purchased Shares. If required under the Securities Act, each certificate shall bear the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT PUBLICLY BE OFFERED FOR SALE, SOLD OR DELIVERED AFTER SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT EXCEPT AS AUTHORIZED UNDER SAID ACT, AND UNLESS HEREAFTER REGISTERED WILL NOT BE TRANSFERRED UPON THE RECORDS OF THE CORPORATION IN THE ABSENCE OF AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          4. Rights of Holder. The Optionee shall not, by virtue hereof, have any rights to dividends or any other rights (including voting rights) of a stockholder with respect to the Option Shares subject to the Option until such Shares shall have been issued to him, as evidenced by the appropriate entry on the transfer books of the Company upon purchase of such Option Shares upon exercise of the Option.

          5. Transferability of Option. The Option shall not be transferable in whole or in part by the Optionee other than (i) by will or the laws of descent and distribution, (ii) to an entity wholly-owned by the Optionee or (iii) to a member of the immediate family (which shall be a spouse, parent or child) of the Optionee, and such transferee agrees to be bound by this Section 5. Any transfer or attempted transfer of the Option in violation of this Section 5 shall be null and void, and of no force or effect.


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          6. Adjustments; Anti-Dilution. In the event of a stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions, of or by the Company, the Board of Directors of the Company shall make (or shall undertake to have the Board of Directors of any corporation which merges with, or acquires the stock or assets of, the Company make) such adjustment of the number and class of Option Shares then covered by the Option, or of the Exercise Price, or both. To the extent practicable, the Company shall give the Optionee prior notice of any such event, provided that the failure by the Company to give such notice shall not subject the Company to any liability herein. After an event which results in an adjustment in the Option, the Company shall give notice to the Optionee specifying the adjusted number or type of Option Shares or other security and/or the Exercise Price, together with a calculation of the adjustment. The determination of the adjustment by the Company shall be final and binding on the Optionee.

          7. Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of Option Shares or such other class of stock then subject to the Option as shall be sufficient to satisfy the requirements of this Agreement.

          8. Registration. At any time after the initial vesting of Option Shares the Optionee may request the Company to file a registration statement on Form S-8 (or successor form) under the Securities Act with respect to the Option Shares. Assuming the Company is eligible to file a Form S-8 (or successor form) for the Option Shares, it shall use its best efforts to file and cause such registration statement to become effective and thereafter maintain the effectiveness thereof for at least the earliest of (i) one year after the Expiration Date, (ii) the termination of this Agreement, assuming no Option Shares have been purchased hereunder or (iii) the date when all the Purchased


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Shares may be sold in accordance with Rule 144 under the Securities Act. The
Company shall bear all costs related to such registration statement.

          9. Notices. Any notice to be given under this Agreement shall be in writing and delivered in person, by facsimile, express mail, courier or by certified mail to the following address.

          If to the Company:

                    NUWAVE Technologies, Inc.
                    One Passaic Avenue
                    Fairfield, New Jersey  07004
                    Attn:  Chief Financial Officer
                    FAX:  (973) 882-8812

          If to the Optionee:

                    Mr. Gerald Zarin
                    c/o NUWAVE Technologies, Inc.
                    One Passaic Avenue
                    Fairfield, New Jersey  07004
                    FAX:  (973) 882-8812

Either party hereto may designate a new address by notice to that effect duly given to the other party hereto.

          10. Miscellaneous.

               10.1 Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors, assigns, heirs and administrators.

               10.2 Entire Agreement. This Agreement contains the complete and exclusive agreement between the parties hereto as to the subject matter herein, and supersedes any and all other prior agreements, oral or written, between them as to the subject matter herein.


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               10.3 Amendments. This Agreement may not be amended, modified, supplemented or terminated nor any term or condition hereof waived except in writing signed by the parties hereto.

               10.4 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law.

               10.5 Severability. In the event one or more provisions of this Agreement are held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired hereby.

               10.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute a single instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.



                                                 _____________________________
                                                      Gerald Zarin


                                                 NUWAVE TECHNOLOGIES, INC.



                                                 By: __________________________
                                                      Jeremiah F. O'Brien
                                                      Vice President and
                                                      Chief Financial Officer